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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                         ______________________________

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of report (Date of earliest event reported):

                                 April 28, 2004
                                 --------------

                            LIFEPOINT HOSPITALS, INC.
                            -------------------------
             (Exact Name of Registrant as Specified in its Charter)

       Delaware                     0-29818                     52-2165845
       --------                     -------                     ----------
   (State or Other              (Commission File             (I.R.S. Employer
    Jurisdiction of                  Number)                  Identification
    Incorporation)                                                Number)


                           103 Powell Court, Suite 200
                           Brentwood, Tennessee 37027
                           --------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (615) 372-8500
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events

         The Company confirmed its guidance for the remaining quarters of 2004 (which was issued in a press release on January 7, 2004) and increased the full year guidance of earnings per share to a range of $2.00 to $2.04 (including the $0.60 GAAP earnings per share from the first quarter's actual results). The earnings per share estimate is in the range of $1.96 to $2.00, excluding the $3.2 million, or $0.04 per diluted share, adjustment recorded during the first quarter of 2004. The adjustment is nonrecurring and related to the Medicare disproportionate share designation at one of the Company's hospitals.

         On April 28, 2004, the Company signed an amendment to its Computer Services & Data Processing Agreement with HCA Information Technology & Services, Inc. extending these services through December 31, 2009. The amendment contains a new flat fee structure, with no incremental fees for advanced clinical applications, and discounts for new facilities that may be added to the system following acquisition.

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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            LIFEPOINT HOSPITALS, INC.


                                            By:   /s/Michael J. Culotta
                                                  ---------------------
                                                     Michael J. Culotta
                                                     Chief Financial Officer



Date:    April 28, 2004

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